Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2004
                                                   --------------

                             Southwest Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Oklahoma                   0-23064                     73-1136584
----------------------------    ----------------          ----------------------
(State or other jurisdiction    (Commission file              (IRS Employer
     of incorporation)              number)               Identification Number)


               608 South Main Street, Stillwater, Oklahoma 74074
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (405) 372-2230
                                                     --------------

Item 5. Other Events and Required FD Disclosure.

Share Repurchase Program

         On April 22, 2004, the Board of Directors of Southwest Bancorp, Inc. ("Southwest") authorized a program for the repurchase of up to 5% of Southwest's outstanding common stock, par value $1.00 per share. in connection with shares expected to be issued under Southwest's dividend reinvestment, stock option, and employee benefit plans and for other corporate purposes. The share repurchases are expected to be made primarily on the open market from time to time until April 1, 2005, or earlier termination of the repurchase program by the Board. Repurchases under the program will be made at the discretion of management based upon market, business, legal, accounting, and other factors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
--------------------------------------------------------------------------
(a) Financial Statements.              Not applicable.
(b) Pro Forma Financial Information.   Not applicable.
(c) Exhibits.                          Not applicable.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Southwest Bancorp, Inc.


                                      By: /s/ Rick J. Green
                                          -----------------------
                                          Rick J. Green
                                          Chief Executive Officer
Dated: April 22, 2004